EXHIBIT A

to the

Amended and Restated Multiple Class Plan

Fund	Effective Date
Global Growth Fund	2/1/15
Global Small Capitalization Fund	2/1/15
Growth Fund[1]	2/1/15
International Fund[1]	2/1/15
New World Fund	2/1/15
Blue Chip Income and Growth Fund	2/1/15
Global Growth and Income Fund	2/1/15
Growth-Income Fund[1]	2/1/15
International Growth and Income Fund	2/1/15
Capital Income Builder	2/1/15
Asset Allocation Fund[1]	2/1/15
Global Balanced Fund	2/1/15
Bond Fund	2/1/15
Corporate Bond Fund	2/1/15
Global Bond Fund	2/1/15
High-Income Bond Fund[1]	2/1/15
Mortgage Fund	2/1/15
US Government/AAA-Rated Securities Fund[1]	2/1/15
Cash Management Fund[1]	2/1/15

Managed Risk Growth Fund[2]	2/1/15
Managed Risk International Fund[2]	2/1/15
Managed Risk Blue Chip Income and Growth Fund[2]	2/1/15
Managed Risk Growth-Income Fund[2]	2/1/15
Managed Risk Asset Allocation Fund[2]	2/1/15

Portfolio Series – American Funds Global Growth Portfolio	5/1/15
Portfolio Series – American Funds Growth and Income Portfolio	5/1/15

Portfolio Series – American Funds Managed Risk Growth Portfolio[2]	5/1/15
Portfolio Series – American Funds Managed Risk Growth and Income Portfolio[2]	5/1/15
Portfolio Series – American Funds Managed Risk Global Allocation Portfolio[2]	5/1/15

1 Fund offers Class 3 shares

2 Fund offers Class P1 and P2 shares only. Does not offer Class 1, 2, 3, or 4 shares.